HealthEquity Appoints New Director to the Board

Draper, Utah – (GLOBE NEWSWIRE) – August 29, 2016 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), one of the largest HSA non-bank custodians, today announced that its Board of Directors has appointed Adrian T. Dillon to the Company’s Board of Directors and to its Audit and Risk Committee, effective September 1, 2016. Mr. Dillon brings with him more than 35 years of financial leadership and experience with business operations, corporate development and consumer financial technology.
“We are delighted that Adrian will be joining our Board of Directors. His unique record of leadership and innovation in finance, the Internet, and both manufacturing and services industries will be extremely helpful as we position HealthEquity to continue its rapid growth and expanding profitability,” said Robert Selander, Chairman of the Board of Directors of HealthEquity.
Commenting on his new position, Mr. Dillon said, “I am pleased to be joining the Board of Directors of HealthEquity. The Company’s impressive record of growth and profitability, unique ecosystem and platform, and mission to empower healthcare consumers to save and spend more wisely is timely to help improve America’s healthcare system.”
Mr. Dillon currently serves as Chairman of the Board of WNS Holdings Ltd. He is also currently a member of the Board of Directors and Chair of the Audit and Finance Committees of Williams-Sonoma, Inc., a specialty retailer of high-quality home products. Mr. Dillon was a member of the Board of Directors and Chair of the Audit Committee of Wonga.com, an Internet banking company from 2013 to 2015. He was also a member of the Board and Chair of the Audit Committee at NDS, a leading global provider of end-to-end software solutions to the pay-television industry when the company was acquired by Cisco in 2012. Throughout his career, Mr. Dillon has held key finance roles, including Chief Financial and Administrative Officer at Skype Ltd., EVP, Finance and Administration and CFO of Agilent Technologies and EVP and Chief Financial and Planning Officer of Eaton Corporation. He is a past Chairman and Member of The Conference Board Council of Financial Executives. Mr. Dillon graduated with a B.A. in Economics from Amherst College.
About HealthEquity
Founded in 2002, HealthEquity is one of the nation's largest dedicated health savings custodians. The Company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 2.2 million health savings accounts for 80 health plan partners and employees at more than 33,000 companies across the United States.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com